Exhibit 99.1

List of Joint Filers and Signature Page

ARES SPECIAL SITUATIONS FUND IV, L.P.

By:	ASSF OPERATING MANAGER IV, L.P.
Its:	Manager

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ASSF OPERATING MANAGER IV, L.P.

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ASOF HOLDINGS I, L.P.

By:	ASOF INVESTMENT MANAGEMENT LLC
Its:	Manager

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ASOF INVESTMENT MANAGEMENT LLC

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES MANAGEMENT LLC

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES MANAGEMENT HOLDINGS L.P.

By:	ARES HOLDCO LLC
Its:	General Partner

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES HOLDCO LLC

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES HOLDINGS INC.

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES MANAGEMENT CORPORATION

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES VOTING LLC

By:	ARES PARTNERS HOLDCO LLC
Its:	Sole Member

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES MANAGEMENT GP LLC

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory

ARES PARTNERS HOLDCO LLC

	/s/ Michael Weiner	11/22/2019
By:	Michael Weiner
Its	Authorized Signatory